EXHIBIT INDEX

16(a)23       Consent of Independent Auditors' Report.

16(a)24(a)    Officers' Power of Attorney dated March 5, 2003.

16(a)24(b)    Directors' Power of Attorney dated Dec. 4, 2002.

16(b) The financial statement schedules for American Express Certificate Company (formerly IDS Certificate Company).